As filed with the Securities and Exchange Commission on August 1, 2025

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Jinhua New Energy Vehicle Town
Jinhua, Zhejiang Province
People’s Republic of China

321016

(Address of Principal Executive Offices) (Zip Code)

Kandi Technologies Group, Inc.

Amended and Restated 2008 Omnibus Long-Term Incentive Plan

(Full title of the plan)

Kewa Luo

Kandi Technologies Group, Inc.

The Helmsley Building

230 Park Ave, 3rd/4th Floor West

New York, NY 10169

Tel: 212-551-3610

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Elizabeth F. Chen, Esq.
Pryor Cashman LLP
7 Times Square
New York, NY 10036
(212) 326-0199

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Kandi Technologies Group, Inc., a British Virgin Islands company (the “Company”), relating to (i) 730,345 unallocated ordinary shares, par value $0.001 per share (the “Ordinary Shares”) which may be issuable pursuant to the 2008 Plan (as defined below), (ii) 4,203,095 Ordinary Shares (the “Stock Option Shares” or “Shares”), issuable upon the exercise of stock options granted under the Kandi Technologies Group, Inc. 2008 Omnibus Long-Term Incentive Plan, as amended on May 20, 2015, November 12, 2018, November 4, 2024 and further amended on March 19, 2025 (the “2008 Plan”), and (iii) 10,000,000 Ordinary Shares issuable under the 2025-2034 Long-term Incentive Plan, a sub-plan of the 2008 Plan.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for the reoffer and resale of Stock Option Shares on a continuous or delayed basis that may be deemed to be “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our employees, directors and officers identified in the Reoffer Prospectus. The number of Ordinary Shares included in the Reoffer Prospectus represents Ordinary Shares issuable to the selling securityholders pursuant to equity awards, granted to the selling securityholders and does not necessarily represent a present intention to sell any or all such Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the 2008 Plan (the “Recipients”) with documents that contain information related to the 2008 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives Ordinary Shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Dong Xueqin

Chairman of the Board

Jinhua New Energy Vehicle Town
Jinhua, Zhejiang Province
People’s Republic of China

Tel: (86 - 579) 8223-9856

REOFFER PROSPECTUS

4,203,095 Shares

Kandi Technologies Group, Inc.

Ordinary Shares

Issuable under certain awards

granted under the 2008 Plan

This Reoffer Prospectus relates to the public resale, from time to time, of up to an aggregate of 4,203,095 shares (the “Shares”) of ordinary shares, $0.001 par value per share (the “Ordinary Shares”) of Kandi Technologies Group, Inc. (“Kandi,” the “Company,” “us,” “our,” or “we”) by certain securityholders identified herein in the section entitled “Selling Securityholders.” Such shares may be acquired in connection with awards granted under the Kandi Technologies Group, Inc. 2008 Omnibus Long-Term Incentive Plan (the “2008 Plan”). You should read this prospectus carefully before you invest in our Ordinary Shares.

Such resales shall take place on the Nasdaq Global Select Market, or such other stock market or exchange on which our Ordinary Shares may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 6 of this prospectus). We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This Reoffer Prospectus has been prepared for the purposes of registering the resale of our shares of Ordinary Shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this Reoffer Prospectus. The Selling Securityholders identified in this Reoffer Prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this Reoffer Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 3 of this Reoffer Prospectus.

Our Ordinary Shares is quoted on the Nasdaq Global Select Market under the symbol “KNDI” and the last reported sale price of our Ordinary Shares on July 31, 2025 was $1.12 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 1, 2025

Kandi Technologies Group, Inc.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, future events and financial performance, our operations, strategies and expectations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this or any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties and assumptions, including but not limited to global and domestic market and business conditions, our successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

ii

PROSPECTUS SUMMARY

The Securities and Exchange Commission (the “Commission”) allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Ordinary Shares and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

Business Overview

Originally, the Company’s primary business operations consist of designing, developing, manufacturing and commercializing electric vehicle (“EV”) products and EV parts. In recent years, as some EV enterprises in China are seizing market share at the cost of huge losses, the Company realized that the EV market of China has not reached a stage of healthy and orderly development. Therefore, the Company started to adjust the company’s development strategy after 2020. With the global trend of “fuel to electrification” of off-road vehicles becoming more and more obvious, the Company has been focusing on the production of pure electric off-road vehicles. Our goal is to achieve a leading position in the field of pure electric off-road vehicles within three years.

The Company does not believe that our major business is within the targeted areas of concern by the Chinese government. However, Kandi Technologies is a holding company in British Virgin Islands and our majority of business is conducted through the operations by Company’s subsidiaries in the PRC. Therefore, there is a risk that the Chinese government may in the future seek to affect operations of any company with any level of operations in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. Additionally, we are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are uncertain, and therefore, these risks may result in a material change in the Company’s operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Due to the fact that PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, direct recognition and enforcement in PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult, time-consuming, costly or even impossible, the investors may even need to sue again in one of the courts under PRC jurisdiction. Therefore, our investors may experience difficulties in effecting service of legal process, enforcing judgements or bringing original actions based on United States or foreign laws against us or our management. Changes in currency conversion policies in China and fluctuation in exchange rates may also have a material adverse effect on our business and the value of our securities. During the previous few decades, the economy of China had experienced unprecedented growth. This growth has slowed in the recent years, and if the growth of the economy continues to slow or if the economy contracts, our financial condition may be materially and adversely affected. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Corporate Information

Kandi’s primary business location is located at Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, People’s Republic of China. Our telephone number is (86-579) 8223-9856 and our Internet website address is http://www.kandivehicle.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

The Offering

Outstanding Ordinary Shares:	84,121,432 of our ordinary shares issued and 82,044,298 of our ordinary shares outstanding, as of July 30, 2025.

Ordinary Shares Offered:	Up to 4,203,095 shares of Ordinary Shares for sale by the selling securityholders for their own account pursuant to the 2008 Plan.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this Reoffer Prospectus on page 4.

Use of proceeds:	We will not receive any proceeds from the sale of our Ordinary Shares by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the 2008 Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	KNDI

RISK FACTORS

Investing in shares of our Ordinary Shares involves a high degree of risk. You should carefully consider the risks we have described under “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024, as filed with the Commission on April 28, 2025, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Ordinary Shares. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Ordinary Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The shares which may be sold under this Reoffer Prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Ordinary Shares. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

The following table sets forth, as of July 30, 2025 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Ordinary Shares beneficially owned by the Selling Securityholders, the aggregate number of shares of Ordinary Shares that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Ordinary Shares that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Ordinary Shares are sold is calculated based on 82,044,298 shares of Ordinary Shares outstanding as of the Determination Date. Each share of Ordinary Shares has the right to one vote per share.

The Shares offered by the Selling Securityholders hereunder include restricted shares and shares of Ordinary Shares issuable under restricted stock units held by certain current and former employees of the Company pursuant to the 2008 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Ordinary Shares other than through a public sale.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Because the Selling Securityholders may offer all or part of the shares of Ordinary Shares, which they own pursuant to the offering contemplated by this Reoffer Prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our Ordinary Shares that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Ordinary Shares offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Ordinary Shares offered by them by this prospectus.

	Relationship to the	Number of Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Security holders	Company	Number	Percent (%)	Offered	Number	Percent (%)
Chen Feng	Chief Executive Officer	854,756	*	854,756	0	0%
Guo Zhongyuan	Employee	333,334	*	333,334	0	0%
Fan Wenbin	Employee	333,334	*	333,334	0	0%
Sun Chenming	Employee	333,334	*	333,334	0	0%
Ying Jinfeng	Employee	333,334	*	333,334	0	0%
Zheng Mingyang	Employee	333,334	*	333,334	0	0%
Zhu Xiaoying	Employee	266,667	*	266,667	0	0%
Che Jianhua	Employee	266,667	*	266,667	0	0%
Ling Jingtong	Employee	266,667	*	266,667	0	0%
Chen Ming	Employee	200,000	*	200,000	0	0%
Ying Qingfeng	Employee	166,667	*	166,667	0	0%
Xu Guoyao	Employee	166,667	*	166,667	0	0%
Kong Xingran	Employee	166,667	*	166,667	0	0%
Gao Shuping	Employee	166,667	*	166,667	0	0%
Craig Howell	Employee	6,000	*	6,000	0	0%
I-Ting Liu	Employee	3,000	*	3,000	0	0%
Ching-yu Chen	Employee	3,000	*	3,000	0	0%
Reginal Watson-Young	Employee	3,000	*	3,000	0	0%

*	less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on an aggregate of 82,044,298 Ordinary Shares outstanding as of July 30, 2025.

(2)	Assumes that all shares of Ordinary Shares to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Ordinary Shares are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Ordinary Shares or may acquire or dispose of other shares of Ordinary Shares, no reliable estimate can be made of the aggregate number of shares of Ordinary Shares that will be sold pursuant to this offering or the number or percentage of shares of Ordinary Shares that each Selling Securityholder will own upon completion of this offering.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders; or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Ogier.

EXPERTS

Our consolidated balance sheets as of December 31, 2023 and 2024, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for each of those two years have been audited by ARK Pro CPA & Co, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2022 have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at http://en.kandivehicle.com/. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which it forms a part.

Kandi Technology Group, Inc.

4,203,095 SHARES OF ORDINARY SHARES

REOFFER PROSPECTUS

August 1, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the Commission on April 28, 2025;

(b)	The description of the Registrant’s securities filed as Exhibit 2.3 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on April 28, 2025.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

BVI Laws does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Document Description
5.1	Opinion of Ogier, Legal Counsel of British Virgin Islands

10.1	Kandi Technologies Group, Inc. 2008 Omnibus Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 20-F filed with the Commission on April 28, 2025)

10.2	Kandi Technologies Group, Inc. 2025-2034 Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 4.27 to the Annual Report on Form 20-F filed with the Commission on April 28, 2025)

23.1	Consent of ARK Pro CPA & Co

23.2	Consent of Kreit & Chiu CPA LLP

23.3	Consent of Ogier (included as part of Exhibit 5.1)

107	Filing Fee Table

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jinhua, the People’s Republic of China, on August 1, 2025.

Kandi Technologies Group, Inc.

By:	/s/ Feng Chen
Name:	Feng Chen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Feng Chen	President and Chief Executive Officer	August 1, 2025
Feng Chen	(Principal Executive Officer)

/s/ Jehn Ming Lim	Chief Financial Officer	August 1, 2025
Jehn Ming Lim	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dong Xueqin	Chairman of the Board	August 1, 2025
Dong Xueqin

/s/ Chen Liming	Director	August 1, 2025
Chen Liming

/s/ Lin Yi	Director	August 1, 2025
Lin Yi

/s/ Jerry Lewin	Director	August 1, 2025
Jerry Lewin

/s/ Henry Yu	Director	August 1, 2025
Henry Yu

/s/ Hu Xiaoming	Director	August 1, 2025
Hu Xiaoming

/s/ Wang Lin	Director	August 1, 2025
Wang Lin

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